SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 on
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2009 (December 17, 2008)

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment”) on Form 8-K/A amends certain disclosures contained in the Current Report on Form 8-K filed by Neuralstem, Inc. (“Company”) with the Securities and Exchange Commission (the “SEC”) on December 18, 2008 (“Original Filing”) with respect to the placement agent warrant issued to Midtown Partners & Co. LLC.  This Amendment should be read in conjunction with the Original Filing and any subsequent disclosure made by the Company, including any amendments thereto.   Any terms not specifically defined in this Amendment shall have the meaning ascribed to them in the Original Filing.

Item 1.01    Entry into a Material Definitive Agreement

The Placement Agent Warrant is exercisable for a period of five years and has an exercise price per share equal to $2.52, or 120% of the closing market price of the Company’s common stock on December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

	By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: March 2, 2009